Exhibit T3A-47

018942027

COMMONWEALTH OF PENNSYLVANIA Department of State Bureau of Corporations and Charitable Organizations PO Box 8722 Harrisburg, Pennsylvania 17105-8722 BUSINESS ORDER REQUEST FORM

Entity Details
Entity Name	PA Natural Medicine LLC
Entity No.	0006523970
File Date	03/10/2017
Entity Type	Domestic Limited Liability Company
Entity Status	Active
Request Type
Request Type	Copy Request
Copies Request
Please select one	Plain Copy Request
Certificate of Amendment
#0010100397
Filing Date
8/1/2017 8:00 AM
Page Count
2

B0586-3128 07/19/2023 3:35 PM Received by Pennsylvania Department of State

Entity# : 6523970
Date Filed : 08/01/2017
Pedro A. Cortés
Secretary of the Commonwealth

☐ **Return document by mail to:**

Kathlyn M Landicho
Name

8171 Maple Lawn Blvd., Suite 200
Address

Fulton | MD | 20759
City | State | Zip Code

☐ **Return document by email to:** ______

Certificate of Amendment-Domestic

Limited Partnership/Limited Liability Company
DSCB:15-8622/8822(rev. 2/2017)

8622

Read all instructions prior to completing. This form may be submitted online at https://www.corporations.pa.gov/.

Fee: $70.00

Check one: ☐ **Limited Partnership (§ 8622)** ☒ **Limited Liability Company (§ 8822)**

In compliance with the requirements of the applicable provisions (relating to certificate of amendment), the undersigned, desiring to amend its Certificate of Limited Partnership/Certificate of Organization, hereby certifies that:

1. **The name of the limited partnership/limited liability company is:**

   PA Health & Wellness LLC

2. **The date of filing of the original Certificate of Limited Partnership/Certificate of Organization:**

   3/10/2017
   Date(MM/DD/YYYY)

3. **The current registered office address on file with the Department of State:** *Complete part (a) OR (b) – not both:*

   (a) 1801 Market Street, Suite 2300, Philadelphia, PA, 19103, Philadelphia,
   Number and Street | City | State | Zip | County

   (b) c/o: ______
   Name of Commercial Registered Office Provider | County

4. ***Check, and if appropriate complete, one of the following:***

   ☒ **The amendment adopted by the limited partnership/limited liability company, set forth in full, is as follows:**

   The name and address of the LLC shall be changed/amended to be: PA Natural Medicine LLC with its registered office located at: 409 Stenton Ave. Flourtown, PA 19031.

   ☐ **The amendment adopted by the limited partnership/limited liability company is set forth in full in Exhibit A attached hereto and made a part hereof.**

5. ***Check, and if appropriate complete, one of the following:***

   ☒ **The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.**

   ☐ **The amendment shall be effective on:** ______ **at** ______
   Date(MM/DD/YYYY) **Hour (if any)**

PENN File: August 1, 2017